UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2006

YP CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24217	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 East Jasmine Street, Suite 105, Mesa, Arizona		85205
(Address of Principal Executive Offices)		(Zip code)

 Registrant’s telephone number, including area code  (480) 654-9646

Not Applicable
(Former Name or Former Address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 8, 2003, Telco Billing, Inc. (“Telco”), a wholly-owned subsidiary of YP Corp (the “Company”), entered into an Exclusive Domain License Agreement (the “License Agreement”) with Onramp Access, Inc. (“Onramp”), which allowed the Company to exclusively use the domain name www.yp.com (the “Domain Name”). The Company paid Onramp $250,000 and 100,000 shares (the “Shares”) of the Company’s common stock as consideration for this license.

Under the terms of the License Agreement, if the Company’s common stock was not trading above $3.00 per share of common stock three years after the effective date of the License Agreement, Onramp is able to exercise an option to require the Company to purchase the Shares for $3.00 per share. If Onramp exercises this option, it is required to convey all right, title and interest in the Domain Name to the Company.

On July 21, 2006, Onramp exercised its option and the Company will purchase the Shares from Onramp and Onramp will transfer the rights to the Domain Name to the Company. The stock purchase is being made pursuant to the Company’s stock repurchase plan that was announced on May 18, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YP CORP

Date: July 27, 2006	By:	/s/ Gary Perschbacher
Gary Perschbacher
Chief Financial Officer